UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 20, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed to amend Item 2.05 of the Current Report on Form 8-K filed by Del Monte Foods Company on June 26, 2006 regarding its transformation plan (the “June 26, 2006 Form 8-K”). At the time Del Monte Foods Company filed the June 26, 2006 Form 8-K, it was unable in good faith to make a determination of the estimated amount or ranges of amounts to be incurred for certain additional one-time employee termination costs related to non-cash stock-based and other compensation costs relating to the transformation plan in excess of such costs as identified in the June 26, 2006 Form 8-K. Del Monte is filing this Form 8-K/A to amend the June 26, 2006 Form 8-K to update the disclosure therein under Item 2.05 with respect to such additional non-cash stock-based and other compensation costs. The Company has determined that such additional one-time employee termination costs are insignificant. Accordingly, the total one-time employee termination costs expected to be incurred in connection with the transformation plan remain unchanged from the amount disclosed in the June 26, 2006 Form 8-K.
Section 2 — Financial Information
Item 2.05.   Costs Associated with Exit or Disposal Activities
     On June 22, 2006, Del Monte Foods Company (“Del Monte” or the “Company”) announced a transformation plan, which was approved by the Strategic Committee of the Company’s Board of Directors on June 20, 2006, pursuant to authority granted to such Strategic Committee by the Company’s Board of Directors. The transformation plan is intended to further the Company’s progress against its strategic goal of becoming a more value-added, consumer packaged food company. The plan’s initiatives are focused on strengthening systems and processes, streamlining the organization and leveraging the scale efficiencies expected from the Company’s May 2006 acquisition of Meow Mix Holdings, Inc. and July 2006 acquisition of certain assets related to the Milk Bone brand. The Company expects to complete its transformation plan within two years of its inception.
     As part of this transformation plan, and in accordance with generally accepted accounting principles, Del Monte expects to incur pre-tax charges and cash expenditures associated with exit or disposal activities related to (i) employee separation costs; (ii) non-cash expenses related to impairments of property and equipment; and (iii) other associated costs. In connection with the transformation plan, Del Monte expects to incur approximately $22 million of total pre-tax charges associated with exit or disposal activities, consisting of (a) approximately $11 million of one-time employee termination costs; (b) approximately $10 million related to impairments of property and equipment; and (c) approximately $1 million of other associated costs. Of the total expected pre-tax charges associated with exit or disposal activities, approximately $12 million are expected to result in cash expenditures. Such amounts are inclusive of amounts incurred from inception to date.

Safe Harbor Statement
     Item 2.05 of this Current Report on Form 8-K/A contains forward-looking statements conveying management’s expectations as to the future based on the Company’s plans, estimates and projections as of the date of this Report. Forward-looking statements involve inherent risks and uncertainties and Del Monte cautions readers of this Report that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report on Form 8-K/A include statements related to the expected benefits of the transformation plan and the pre-tax charges associated with exit or disposal activities expected in connection with the transformation plan.
     Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K/A include, among others, changes in the specific actions that may be undertaken (or not undertaken) in connection with the transformation plan and the ability of the Company to implement changes to its manufacturing and distribution infrastructure.
     These factors and other risks and uncertainties are described in more detail, from time to time, in Del Monte’s filings with the Securities and Exchange Commission. Readers of this Report are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Del Monte does not undertake to update any of these statements in light of new information or future events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 6, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

4